Exhibit 10.3

CUMMINGS PROPERTIES MANAGEMENT, INC.

STANDARD FORM

COMMERCIAL LEASE

In consideration of the covenants herein, Cummings Properties, LLC (“LESSOR”) hereby leases to Boston Communications Group, Inc. (a MA corp.),100 Sylvan Road, Suite 100, Woburn, MA 01801 (“LESSEE”), the following described premises, approximately 13,669 square feet (including 3.3% common area) at 100 sylvan Road, Suites 350, 550 and 575 and approximately 2,074 square feet of outdoor area, at 100 Sylvan Road, Woburn, MA 01801 (“the leased premises”) for a term of three (3) years commencing at noon on February 28, 2006 and ending at noon on February 28, 2009 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease.

1. RENT. LESSEE shall pay to LESSOR base rent at the rate of three hundred twenty six thousand three hundred eighty five (326,385) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $27, 198.75 on the first day in each calendar month, without offset or deduction, The first monthly payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE’s execution of this lease. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as designated in writing by LESSOR. If the “Cost of Living” has increased as shown by the Consumer Price Index (Boston Massachusetts, all Items, all urban consumers), U.S. Bureau of Labor Statistics, then base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due each January 1. The base month from which to determine the amount of each increase in the Index shall be January 2005, which figure shall be compared with the figure for November 2005, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year. If the Consumer Price Index referenced above is discontinued as a measure of “Cost of Living” changes, LESSOR shall substitute a comparable index then in general use. a

2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit of forty one thousand (41,000) U.S. dollars, drawn on a U.S. bank, upon LESSEE’s execution of this lease, which shall be held as security for LESSEE’s performance hereunder and refunded to LESSEE without interest at the end of this lease, subject to LESSEE’s satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the lease. In the event of any default or breach of this lease by LESSEE, however, LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE’s occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of this lease, LESSEE shall restore said deposit forthwith. LESSEE’s failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. If LESSEE fails to pay the security deposit and first month’s rend on a timely basis, LESSOR may retake possession and relet the leased premises for LESSEE’s account, or declare this lease null and void for failure of consideration.

3. USE OF PREMISES. LESSEE shall use the leased premises only for executive and administrative offices and for housing and operation of electronic and telecommunications equipment of LESSEE.

4. REAL ESTATE TAX INCREASES. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building or buildings of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, whether such increase is caused by an increase in the tax rate or the assessment on the property, or a change in the method of determining real estate taxes. Any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 2005, net of abatements, if any.

5. UTILITIES. LESSOR shall provide equipment per LESSOR’s building standards to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate at any time. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises and/or as a proportionate share of the utility charges for the building if not separately metered. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building, including charges for routine maintenance of any on-site septic system.

6. COMPLIANCE WITH LAWS. LESSEE agrees not to use the leased premises in any way that may be unlawful, improper, noisy, offensive or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker’s Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE’s use and occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days after said fire, casualty or taking of its intention to restore the leased premises, or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within 90 days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for the taking by eminent domain, except for the damage to LESSEE’s property or equipment.

8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law, regulation or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR’s insurer or any similar entity. LESSEE shall on demand reimburse LESSOR and all other tenants all extra insurance premiums caused by LESSEE’s use of the leased premises. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE’s customary non-business days or hours a, or cause or allow the utilities service the leased premises to be terminated.

9. SIGNS. At LESSEE’s expense, shall erect promptly, upon commencement of t his lease, and then maintain signage for the leased premises in accordance with building standards for style, size, wording, design, location, etc. now or hereafter made by LESSOR. LESSEE shall obtain LESSOR’s prior written consent before erecting any sign, and LESSOR may, at LESSEE’s expense, remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease.

10. MAINTENANCE OF PREMISES. Except as otherwise provided below, LESSOR will be responsible for the structural maintenance of the leased premises and for maintenance of the roof, landscaping, heating and cooling equipment, sprinklers, doors, locks, plumbing and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful or negligent acts of LESSEE or others, and chemical, corrosion or water damage from any source. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the lease term or as they may be put in with LESSOR’s written consent during the term of this lease, normal wear and tear only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE shall properly control and vent all chemicals, radioactive materials, smoke, odors and other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. Lessee shall be solely responsible for any damage to plumbing equipment, sanitary lines or any other portion of the building which results from the discharge or use of any substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any flooring with chair pads under any rolling chairs. Unless heat is provided at LESSOR’s expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Notwithstanding the foregoing, any increasing in heating, ventilating, air conditioning, plumbing or electrical equipment or capacity, and any installation or maintenance of any “non-building standard” leasehold improvements or equipment which is associated with some specific aspect of LESSEE’s use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE’s sole responsibility, at LESSEE’s expense, and subject to LESSOR’s prior written consent. All maintenance provided by LESSOR shall be during LESSOR’s normal business hours.

11. ASSIGNMENT OR SUBLEASE. Provided LESSEE is not in default of any terms or conditions hereof, LESSEE may assign this lease or sublet or allow another entity or individual to occupy the whole or any part of the leased premises, but only with LESSOR’s prior written consent in each and every instance a. In no case may lessee assign this lease or sublet the leased premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or sublease, an additional security deposit b be paid and held by LESSOR. If LESSEE notifies LESSOR in writing of its desire to assign this lease or sublet the c, d LESSOR shall have the option to terminate this lease, at an effective date to be determined by LESSOR, upon written notice to LESSEE. Notwithstanding LESSOR’s consent to any assignment or sublease, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rend and for the full performance of all covenants and conditions of this lease.

12. ALTERATIONS. LESSEE shall not make structural alterations, additions or improvements of any kind to the leased premises, but may make nonstructural alterations, additions or improvements with LESSOR’s prior written consent a . All such allowed alterations, additions and improvements shall be at LESSEE’s expense and shall conform with LESSOR’s building standards and construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations, additions and improvements or otherwise under this lease, LESSEE will promptly pay any just invoice. LESSEE shall obtain a lien waiver from any contractor it employs prior to commencement of any work. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations, additions and improvements shall become part of the leased premises and the property of LESSOR. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs or walkways, or otherwise alter common areas or the exterior of the building b .

13. LESSOR’S ACCESS. LESSOR and its agents and designees may at any reasonable time a enter to view the leased premises b; to show the leased premises to others; to make repairs and alterations as LESSOR or its designee should elect to do for the leased premises, the common areas , or any other portions of the building; and without creating any obligation or liability for LESSOR, but at LESSEE’s expense, to make repairs which LESSEE is required by has failed to do.

14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE’s employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.

15. ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. LESSEE shall not obstruct any portion of the building or its walkways and approaches. No unattended parking a will be permitted between 7:00 PM and 7:00 AM without LESSOR’s prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE’s sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE’s employees, agents, callers or invitees, at any time. LESSOR shall not provide, and shall not be responsible for providing any security services.

16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons and damage to any property, including damage by fire or other casualty, occurring in or on the leased premises (including any common as described below) and arising out of the use, control, condition or occupancy of the leased premises by LESSEE, except for death, personal injuries or property damage directly resulting for the sole negligence of LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER (as defined below) from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney’s fees caused by or in any way arising out of any of the aforesaid matters. All common areas, including but not limited to any parking areas, stairs, corridors, roofs, walkways and elevators (herein collectively called the common areas) shall be considered a part of the leased premises for liability and insurance purposes when they are used by LESSEE or LESSEE’s employees, agents, callers or invitees.

17. INSURANCE. LESSEE shall secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas as described above) or their use by LESSEE, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 for each occurrence involving bodily injury (including death), and $1,000,000 for each occurrence involving damage to property. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be considered excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall delivery to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days’ prior written notice to each insured. If LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance, and LESSEE shall pay LESSOR any costs that LESSEE would incur for such insurance in complying with this section, plus LESSOR’s administrative expenses.

18. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease and LESSEE agrees to indemnify LESSOR against any brokerage claims arising out of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with this lease. If either party introduces a broker or third person on its behalf for any extension, renewal or expansion of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker or third person.

19. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

20. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE’s property; (b) LESSEE shall default in the observance or performance of any of LESSEE’s covenants, agreements, or obligations hereunder, and such default shall not be corrected within10 days after written notice thereof, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and/or to remove LESSEE’s effects, without being guilty of any trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE defaults in the payment of the security deposit, rent, taxes, or substantial invoice from LESSOR or LESSOR’s agent, and such default shall continue for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the net present value of the entire balance of rend due hereunder as of the date of LESSOR’s notice, using the published prime rate then in effect, shall immediately become due and payable as liquidated damages. No actions taken by LESSOR under this section shall terminate LESSEE’s obligation to pay rent under this lease, as liquidated damages or otherwise. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE’s occupancy, then to offset any unpaid invoice or other payment due to LESSOR and then to unpaid rent. LESSEE shall pay any invoice within 10 days after receipt. If any rent and/or other payment is not received by LESSOR when due, then LESSEE shall pay LESSOR a one-time late charge for each past due payment equal to one percent of such overdue amount or $35, whichever is greater. LESSEE shall also pay LESSOR interest at the rate of 18 percent per annum on any past due payment.

21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or this lease shall be deemed duly served when left at the leased premises, or served by constable, or sent to the leased premises or the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefore, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or this lease shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefore, addressed to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or at LESSOR’s last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

22. OCCUPANCY. If LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE will perform and observe all of its covenants under this lease from the date upon which it takes possession. If LESSEE continues to occupy, control or encumber all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be two times the greater of the monthly rent due under this lease immediately prior to termination or LESSOR’s then current published rent for the leased premises, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. LESSEE’s control, occupancy or encumbrance of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE’s occupancy for an entire additional month, and increased payment as provided in this section shall be due and payable immediately in advance. LESSOR’s acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE’s status as a tenant at sufferance.

23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and to complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, LESSOR’s insurer or any similar entity.

24. OUTSIDE AREA. Anything held or stored by LESSEE in any common area without LESSOR’s prior written consent shall be deemed abandoned and may be removed at by LESSOR at LESSEE’s expense without notice. A shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable a, LESSEE’s proportionate share of any charges associated therewith b.

25. ENVIRONMENT. LESSEE will use the leased premises so as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, vibrations, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if determined necessary by LESSOR. LESSEE agrees to maintain effective devices for preventing damage to plumbing and heating equipment from deionized water, chemicals or hazardous materials which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time without LESSOR’s specific approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion or other damage in any way associated with the use, storage and/or disposal of same by LESSEE.

26. RESPONSIBILITY. a LESSOR nor OWNER shall be liable to anyone for, nor shall LESSEE’s obligations under this lease be reduced because of, loss or damage caused in any way by the use, leakage, seepage, flooding or escape of water in any form or from any source, by the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, by any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained, by any change in any utility or service provider, or by any cause beyond LESSOR’s immediate control.

27. SURRENDER. On or before the termination of this lease, LESSEE shall remove of LESSEE’s goods and effects from the leased premises, and shall deliver to LESSOR actual and exclusive possession of the leased premises and all keys and locks thereto, all fixtures, equipment and workstations of any type connected therewith, and all alterations, additions and improvements made to or upon the leased promises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, window blinds, floor coverings, computer floors, plumbing and plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, water coolers, security, surveillance and fire protection systems, telecommunications and data wiring, telephone equipment, air and gas distribution piping, compressors, overhead cranes, hoists, cabinets, counters, shelving, signs, electrical work including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, generators, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired or plumbed to any portion of any building or other system serving the leased premises, including but not limited to water supply, drainage, venting or air or gas distribution systems. Notwithstanding the foregoing, prior to termination of this lease, LESSEE shall, if requested by LESSOR, remove or tag for future use any and all wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the leased premises fully sanitized from any chemicals or other contaminants, broom clean, and in at least the same condition as they were at the commencement of the lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR’s written consent, reasonable wear and tear only excepted, and LESSEE shall be deemed to be encumbering the leased remises until it delivers the leased premises to LESSOR in the condition required under this lease. Any of LESSEE’s property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, with no liability to LESSEE for loss or damage thereto, and a the sole risk of LESSEE. LESSOR may remove and store any such property at Lessee’s expense; retain same under LESSOR’s control; sell same at public or private sale (without notice) and apply the net proceeds of such sale to the payment of any sum due hereunder; or destroy same. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

28. GENERAL (a) The invalidity or unenforceability of any clause or provision of this lease shall not affect or render invalid or unenforceable any other clause or provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the leased premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court of the Commonwealth of Massachusetts. (d) If LESSOR or OWNER is a trust, corporation, or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation, or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner or beneficiary individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties, or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE’s intended use. (i)

LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest practical date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises shall be LESSEE’s sole remedy, except where a delay in delivery is caused in any way by LESSEE. (j) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease or any subsequent amendment or extension, or receive LESSOR’s consent as provided for herein, if LESSEE is at that time in default of any terms or conditions hereof. (l) Except as otherwise provided herein, neither LESSOR, nor OWNER, nor LESSEE shall not be liable for any special, incidental or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No restriction, condition or other endorsement by LESSEE on any check, nor LESSOR’s deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR’s rights under this lease. (o) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR in connection with any consent requested by LESSEE or in enforcing any or all obligations of LESSEE under this lease. (p) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. (q) LESSEE’s covenants under this lease shall be independent of LESSOR’s covenants, and LESSOR’s failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other changes by LESSEE or allow LESSEE to terminate this lease. (r) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of the subject matter of this lease. (s) See attached Rider to Lease for additional provisions.

29. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing and hereafter acquired property of LESSEE in any of LESSOR’s buildings to secure the performance of all LESSEE’s obligations under this lease or any subsequent lease between the parties. This provision shall survive termination of this lease, shall continue under any subsequent lease between the parties and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE’s obligations under this lease or any subsequent lease shall be a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. In the event of default, LESSEE agrees to assist and facilitate LESSOR’s exercise of its rights under the Uniform Commercial Code. LESSEE agrees to execute any financing agreement or statement requested by LESSOR in connection with this security interest.

30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, corporations or other legal entities, or a partnership, or some combination thereof, LESSEE’s obligations are joint and several. Unless repugnant to the context, “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

31. AUTOMATIC FIVE-YEAR EXTENSIONS. This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five years each unless LESSOR or LESSEE serves written notice, either party to the other, of either party’s option not to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then current lease period. Time is of the essence.

IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this 3rd day of March, 2005.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BOSTON COMMUNICATIONS GROUP, INC.

By:	/s/ E.M. Argesti J.	By:	/s/ Robert J. Sullivan
Duly authorized		Duly authorized

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G U A R A N T Y

IN CONSIDERATION of LESSOR making this lease with LESSEE, at the request of the undersigned (GUARANTOR) and in reliance on this guaranty, GUARANTOR hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all terms, conditions, covenants and agreements of the lease, any amendments thereto and any extensions or assignments thereof, with respect to the leased premises and any new premises that become subject to this lease, and the undersigned promises to pay all expenses, including reasonable attorney’s fees, incurred by LESSOR in enforcing obligations of LESSEE under the lease or in enforcing this guaranty. LESSOR’s consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE’s liability hereunder, with or without notice to the undersigned, or LESSOR’s failure to notify the undersigned of any default and/or reinstatement of the lease by LESSEE, shall not relive the undersigned from liability as GUARANTOR. IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its hand and common seal, intending to be legally bound thereby on this      day of                     ,         .

Address:
Signature
Print name:

Boston Communications Group, Inc.

ADDENDUM TO LEASE

1.	a.	The first increase shall take place with the rent due March 1, 2006.

8.	a.	unless LESSEE continues to pay rent and otherwise comply with its obligations under this lease,

11.	a.	, which consent shall not be unreasonably withheld or delayed
	b.	may be reasonably required to
	c.	entire leased premises, excluding any portion of the outdoor area
	d.	for the then remaining term under the lease,

12.	a.	, which shall not be unreasonably withheld.
b.

, provided such changes do not materially interfere with LESSEE’s use of the leased premises and with prior notice of same to LESSEE when such changes will materially impact LESSEE’s use of the leased premises.

13.	a.	, upon reasonable notice except in the case of an emergency
	b.	during the last nine months of the lease term

15.	a.	(i.e. parking where the driver of a vehicle is not readily available at the leased premises)

24.	a.	one-half of
	b.	as long as, in LESSOR’s sole discretion, LESSEE’s use of the common dumpster is disproportionately less than the average use at the building.

26.	a.	Subject to Sections 16 and 17 above, neither

             LESSOR

             LESSEE

CUMMINGS PROPERTIES, LLC

STANDARD FORM

RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

A. CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease, the provisions of this Rider shall govern.

B. SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by SESD regulations, and LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any non compliance by LESSEE with such regulations.

C. ACTIVITY AND USE RESTRICTION. With respect to leases at Cummings Center in Beverly and 10 and 18 Commerce Way in Woburn (only), and except as provided below, the following activities and uses are expressly prohibited at the property of which the leased premises are a part: residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notices of Activity and Use Limitation providing further information have been recorded at the Essex South Registry of Deeds and the Middlesex South Registry of Deeds, respectively, as well as recorded amendments authorizing both child care and a public elementary school in specific locations at Cummings Center.

D. PARKING. LESSEE shall be entitled to use, in common with others, a proportionate share of the total number of common area parking spaces provided for the building (based on square footage leased by LESSEE as compared with the total leasable square footage of the building)*. The number of spaces used by LESSEE’s employees, agents and invitees shall not at any time exceed Lessee’s proportionate share of the total spaces for the building. For purposes of determining LESSEE’s compliance with this paragraph at any time, the number of spaces used by LESSEE shall be presumed to equal the n umber of persons who are then present at the leased premises subject to LESSEE establishing, in some other reasonably acceptable manner, the actual number of spaces it is using.*, but no fewer than 26 spaces.

E. REMEDIES. The parties agree that the actual damages to LESSOR as a result of nonpayment of rent by LESSEE would be difficult to ascertain as of the execution of this lease; therefore, notwithstanding Section 20 above, the entire balance of unpaid rent, as a reasonably estimate of such actual damages, shall become immediately due and payable, but only if LESSEE defaults in the payment of rent due under this lease and not in the payment of any security deposit, invoice, taxes or other charge which may also be due under this lease. The parties additionally agree that in the event rent payments are accelerated, the total amount due shall be discounted to its net present value as of the date of LESSOR’s notice of default, using the published prime rate then in effect. Section 20 shall continue to apply in all other respects.

F. RECORDING AND SECURITY. Although LESSOR may choose at any time to record activities at the building with unmonitored remove television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, written or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures, or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE’s property, against the criminal or wrongful acts of third parties. Additionally, LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, invitees, callers, contractors and representatives, and (acknowledging that security devices or measures may fail or be thwarted by criminals, by other third parties or be electrical or mechanical malfunction), agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist.

G. The parties acknowledge and agree that as of the execution of this lease, LESSEE currently occupies the leased premises (and other premises in the building (the “prior premises”)) under two separate leases between the parties currently terminating on February 28, 2006. Prior to the commencement date herein, LESSEE, at LESSEE’s sold expense, shall fully separate all voice and data wiring and networks, all non-standard heating, ventilation and air conditioning equipment and all non-standard electrical systems serving the leased premises from any such wiring, networks equipment and systems serving any part of the building other than the leased premises (“LESSEE’s Work”). LESSEE shall repair any damage resulting for such separation, restore any affected areas to their condition prior to the installation of said wiring networks, equipment and systems, and, in accordance with all applicable building and electrical codes and at LESSOR’s option, either remove or label all wiring and cabling from any part of the building other than the leased premises that is associated with any telecommunications and computer network equipment. Lessee shall be deemed to be occupying the prior premises until LESSEE’s work there is complete, and any such occupancy after the commencement date of this lease shall be governed by Section 21 of the two prior leases. Time is of the essence.

H. LESSOR, at LESSOR’s cost, shall modify the leased premises according to the mutually agreed upon plan attached hereto, within approximately 60 days after the completion of LESSEE’s Work and LESSOR’s receipt of a building permit for LESSOR’s work.

I. *LESSEE shall move its furniture, furnishings, equipment, inventory and other property as requested by LESSOR to enable LESSOR to carry out the above-described modifications to the leased premises. LESSEE shall indemnify and hold harmless LESSOR and LESSOR’s agents, employees and contractors from any injury or damage arising out of this work.

J. Provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of t his lease, LESSEE shall have two options to extend the lease, including all terms, conditions, escalations, etc., each for an additional period of one year (“the First Option” and “the Second Option”, respectively), in each case by serving LESSOR with written notice of its desire to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then current lease terms. In the event LESSEE does not exercise the First Option or the Second Option, LESSEE shall pay LESSOR non-renewal fees of $90,000 or $45,000, respectively, no later than six months prior to the then current lease termination date. Time is of the essence.

K. Notwithstanding the provisions of Section 18 of this lease to the contrary, upon full execution of this lease, LESSOR agrees to pay a brokerage commission on LESSEE’s behalf to Brian T. Hines of Trammell Crow Company on account of this lease (only) equal to one-half of LESSOR’s standard commission for new business, which payment is currently estimated to be $19,583.10. In the event LESSEE exercises either or both the First Option and the Second Option, LESSOR shall pay Brian T. Hines an additional commission, which is currently estimated to be $4,895.78, upon the exercise of each option. LESSEE warrants that these are the total commissions to be paid by LESSOR on account of this lease and said options.

L. The parties acknowledge and agree that, as of the execution of this lease, not all of the perimeter walls of Suites 350, 550 and 575 have been built. Accordingly, upon completion of the modifications provided for herein, LESSOR shall carefully measure Suites 350, 550 and 575, and if the size, including common area, does not equal the number of square feet set forth above, LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in base rent, based on a base rate of $22.45 per square foot, and said actual square footage and adjusted base rent shall be substituted for the figures herein, except such rent change shall not be greater or less than five percent of the base rent.

M. The parties agree that the outdoor area referenced in the preamble of this lease is part of the leased premises in all respects, including without limitation in determining LESSEE’s proportionate share of any real estate tax increases pursuant to Section 4 above and with respect to LESSEE’s liability and obligation to maintain insurance pursuant to Sections 16 and 17 above. LESSEE shall be solely responsible for maintaining the outdoor area.

N. *LESSOR shall transfer the $41,000 security deposit held by LESSOR under a prior lease between the parties at 100 Sylvan Road, Suite 400 to this lease, less any deductions which may be made in accordance with said prior lease. Upon notification by LESSOR of any deduction from the transferred security deposit, LESSEE shall promptly restore the full security deposit as provided in Section 2 above. Time is of the essence.

O. *LESSEE shall have the right to assign this lease to an entity in which LESSEE owns at least a 50 percent interest, an entity which owns at least a 50 percent interest in LESSEE, and entity which is under common control with LESSEE, or an entity which is formed as a result of a merger or consolidation involving LESSEE, without further consent from LESSOR, provided LESSEE serves LESSOR with prior written notice to that effect, together with all required certificates of insurance from the assignee. The provisions of Section 11 shall govern said assignment in all other respects.

P. *LESSEE shall have access to the leased premises seven days per week, 24 hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the leased premises, and LESEE assumes any and all risks in that regard.

Q. *In the event this lease is terminated and LESSEE pays LESSOR accelerated rend in accordance with the provisions of Section 20 and Paragraph E. herein, LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of the lease term minus all costs incurred by LESSOR in re-letting the premises. LESSOR’s failure to re-let the leased premises despite LESSOR’s reasonable efforts shall not limit LESSEE’s liability hereunder.

R. With respect to any condition existing prior to the commencement of LESSEE’s occupancy of the leased premises under this lease or any prior lease between the parties, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities, for any “release”, as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or in Mass. G.L. c. 21E, §2 (“c.21E”), of any “hazardous substance” as defined in Section 101(14) or CERCLA, any “hazardous material” as defined in Section 2 of c. 21D or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE’s occupancy and not caused in any way by LESSEE.

S. *LESSEE shall reasonably and quietly have, hold and enjoy the leased premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears of any rent or invoice payment and is in full compliance with all terms, conditions and obligations of this lease.

T. In the event LESSOR shall default in the performance of any of its obligations under this lease, and such default shall continue for 30 days after notice thereof from LESSEE, or longer if the default cannot reasonably be cured in 30 days and LESSOR commences to cure the default within the 30-day period but then fails to diligently proceed with a cure, then LESSEE shall have the right to cure such default. LESSOR shall then promptly reimburse LESSEE for reasonable and necessary costs paid by LESSEE to any third party to cure such default. If LESSOR does not so reimburse LESSEE within 30 days after receipt of an invoice (with detailed back-up for such costs), then LESSEE shall have the right, upon notice to LESSOR of its intent to do so, to deduct such amount from the next succeeding installment(s) of rent or other sums due under this lease, unless LESSOR notifies LESSEE in writing that LESSOR in good faith disputes such amount and provides the detailed rationale for the dispute.

U. *In the event LESSOR approves a sublease or an assignment of the lease, LESSEE shall pay LESSOR on the first day of each month during the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month. Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the leased premises.

V. *In the event that the entire balance of rent is accelerated pursuant to Section 20 above on account of the non-payment of any sums due under these, provided LESSEE then fully cures such non-payment and pays any other sums that are then due (including LESSOR’s legal fees and costs” prior to the entry of a judgment for possession, LESSOR agrees to reinstate the lease in full and to waive the acceleration of the rent, without waiving any rights which may arise with respect to any subsequent default. Time is of the essence.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BOSTON COMMUNICATIONS GROUP,INC.

By:	/s/ E.M. Argesti J.	By:	/s/ Robert J. Sullivan
	Duly authorized		Duly authorized
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